UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2018

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3001 Quail Springs Parkway Oklahoma City, OK		73134
(Address of principal executive offices)		(Zip code)

(405) 252-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2018, the Board of Directors (the “Board”) of Gulfport Energy Corporation (the “Company”) appointed David M. Wood, a 40-year oil and gas industry veteran, to serve as the Chief Executive Officer and President of the Company. Mr. Wood was selected as the Company’s new Chief Executive Officer and President following a nationwide search led by Heidrick & Struggles. Donnie Moore, the Company’ Chief Operating Officer, who also served as the Interim Chief Executive Officer of the Company during the pendency of the search, will continue to serve as the Company’s Chief Operating Officer.

Prior to joining the Company, Mr. Wood served as the Chief Executive Officer and Chairman of the Board of Directors of Arsenal Resources LLC (“Arsenal”), a West Virginia focused natural gas producer and portfolio company of First Reserve Corporation, an energy-focused private equity firm (“First Reserve”), where he most recently served as Chairman of its board of directors and previously held the role of the Chief Executive Officer. Prior to his tenure at Arsenal, Mr. Wood served as a Senior Advisor to First Reserve from 2013 to 2016, serving on several of its portfolio company boards. Prior to his position at First Reserve, Mr. Wood spend more than 17 years at Murphy Oil Corporation (NYSE: MUR), a global oil and natural gas exploration and production company (“Murphy Oil”), including as its Chief Executive Officer, President and a member of the board of directors from 2009 to 2012. From 1980 to 1994, Mr. Wood held various senior positions with Ashland Exploration and Production, an oil and natural gas exploration and production company. Mr. Wood began his career as a well-site geologist in Saudi Arabia. Mr. Wood has served on the board of directors of Lilis Energy, Inc. (NYSE: LLEX), an exploration and development company operating in the Delaware Basin. Mr. Wood also served on the board of directors of the general partner of Crestwood Equity Partners LP (NYSE: CEQP) and its wholly-owned subsidiary, Crestwood Midstream Partners LP, an owner and operator of crude oil and natural gas midstream assets. Mr. Wood also served on the board of directors of several private oil and natural gas companies, including Deep Gulf Energy LP (prior to its acquisition by Kosmos Energy Ltd.) and Berkana Energy Corp. (when it was majority owned by Murphy Oil). Mr. Wood previously served on the board of directors and as an executive committee member of the American Petroleum Institute. He was also a member of the National Petroleum Council and is a member of the Society of Exploration Geophysicists. Mr. Wood holds a B.S. in Geology from the University of Nottingham in England and completed Harvard University’s Advanced Management Program.

In his role as the Company’s Chief Executive Officer and President, Mr. Wood will receive an annual base salary of $750,000. On the first regularly scheduled meeting of the compensation committee of the Board following commencement of Mr. Wood’s employment with the Company, Mr. Wood will also be entitled to receive an inducement restricted stock unit award to be granted under the Company’s long-term equity incentive plan, with a value of $1,000,000, in the amount to be determined based on the closing price per share on The Nasdaq Global Market as of the date immediately preceding the date of grant. In addition to the inducement restricted stock award, Mr. Wood will be entitled to receive annual grants of restricted stock units (or other equity awards with an equivalent value) with a grant date value of 500% of his annual base salary, 50% of which award will be time-based, vesting in three substantially equal annual installments beginning on the first anniversary of the grant date, and the remaining 50% of such award will be performance-based, subject to the performance goals and criteria determined in the discretion of the Board or its compensation committee. The annual restricted stock award for 2019 will be granted at the same time as the inducement restricted stock award.

Mr. Wood will also be eligible to participate in the Company’s annual cash incentive program, which will provide an opportunity to receive an annual bonus payable in a single lump sum, based on a target amount of 100% of Mr. Wood’s annual base salary and such performance goals and criteria determined in the discretion of the Board or its compensation committee. Mr. Wood will also be eligible to participate in other employee benefit plans generally available to similarly situated Company employees, as in effect from time to time.

The Company will also cover certain customary relocation and moving expenses and will reimburse Mr. Wood for any loss on sale of his residence up to a specified amount.

In the event Mr. Wood’s employment is terminated by the Company, other than for cause, Mr. Wood will be entitled to his earned but unpaid compensation, as well as an amount of severance equal to his annual base salary and target bonus in effect as of the date of such termination (the “Severance Payment”), payable in accordance with the Company’s normal payroll practices for a period of 12 months following such termination, and continuation of health coverage for Mr. Wood and his dependents for a period of 12 months. Upon involuntary termination without cause that occurs within 12 months following a change in control, Mr. Wood will be entitled to receive the Severance Payment for a period of 24 months and health coverage continuation for a period of 18 months.

Item 7.01. Regulation FD Disclosure

On December 18, 2018, the Company issued a press release announcing the appointment of Mr. Wood as the Company’s Chief Executive Officer and a member of the Board as discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated December 18, 2018, entitled “Gulfport Energy Corporation Appoints David M. Wood Chief Executive Officer and Member of the Board of Directors; Brings Four Decades of Oil and Gas Exploration Industry Expertise to Gulfport.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: December 21, 2018	By:	/s/ Keri Crowell
Keri Crowell
Chief Financial Officer